Exhibit T3A.13

RECEIVED JUN 20 2003 WISCONSIN DFI

State of Wisconsin
DEPARTMENT OF FINANCIAL INSTITUTIONS
Division of Corporate & Consumer Services

 CERTIFICATE OF CONVERSION

1. Before conversion:

Company Name:
Frontier Communications of Wisconsin, Inc.

Indicate ☒ Entity Type	☐ Limited Partnership (Ch. 179, Wis. Stats.) ☒ Business Corporation (Ch. 180, Wis. Stats.) ☐ Nonstock Corporation (Ch. 181, Wis. Stats.) ☐ Limited Liability Company (Ch. 183, Wis. Stats.)	Organized under the laws of Wisconsin
(state or country *)

* If a foreign (out-of-state) business entity is converting to a Wisconsin business entity, attach a certificate of status or document of similar import authenticated by the Secretary of State or other appropriate official in the jurisdiction where the foreign business entity is organized, to include the name of the business entity and its date of incorporation or formation.

2. After conversion:

Company Name:
Frontier Communications of Wisconsin LLC

Indicate ☒ Entity Type	☐ Limited Partnership (Ch. 179, Wis. Stats.) ☐ Business Corporation (Ch. 180, Wis. Stats.) ☐ Nonstock Corporation (Ch. 181, Wis. Stats.) ☒ Limited Liability Company (Ch. 183, Wis. Stats.)	Organized under the laws of Wisconsin
(state or country *)

FILING FEE - $150.00
DFI/CORP/1000(R02/10/03) Use of this form is mandatory.

3. A Plan of Conversion containing all the following parts is attached as Exhibit A. (NOTE: A template for Plan of Conversion is included in this form. Use of the template is optional.)

A.	The name, form of business entity, and identity of the jurisdiction governing the business entity that is to be converted.
B.	The name, form of business entity, and identity of the jurisdiction that will govern the business entity after conversion.
C.	The terms and conditions of the conversion.
D.	The manner and basis of converting the shares or other ownership interests of the business entity that is being converted into shares or other ownership interests of the new form of business entity.
E.
The effective date and time of conversion, if the conversion is to be effective other than at the time of filing the certificate of conversion as provided under sec. 179.11(2), 180.0123, 181.0123 or 183.0111, whichever governs the business entity prior to conversion.

F.
A copy of the articles of incorporation, articles of organization, certificate of limited partnership, or other similar governing document of the business entity after conversion as Exhibit B. (NOTE: Templates for certificate of limited partnership, articles of incorporation, and articles of organization are included in this form. Use of the templates is optional)

G.	Other provisions relating to the conversion, as determined by the business entity.

4. The Plan of Conversion was approved in accordance with the applicable law of the jurisdiction that governs the organization of the business entity.

5. Registered Agent (Agent for Service of Process) and Registered Office (Agent’s bushiness office) of the business entity PRIOR TO CONVERSION:

Registered Agent (Agent for Service of Process):	Registered Office:
CT Corporation System	44 East Mifflin Street Madison, WI 53703
Additional Entry for a Limited Partnership only	Record Office:

6. Registered Agent (Agent for Service of Process) and Registered Office (Agent’s business office) of the business entity AFTER CONVERSION:

Registered Agent (Agent for Service of Process):	Registered Office in WI (Street & Number, City, State (WI) and ZIP code):
CT Corporation System	44 East Mifflin Street Madison, WI 53703
Additional Entry for a Limited Partnership only	Record Office:

 DFI/CORP/1000(R02/10/03)

7. Executed on June 20, 2003 (date) by the business entity PRIOR TO ITS CONVERSION.	/s/ Virginia L. Coogle
(Signature)
Mark ☒ below the title of the person executing the document.
Virginia L. Coogle, Asst Secretary
For a limited partnership Title: ☐ General Partner For a limited liability company Tit1e: ☐ Member OR ☐ Manager	(Printed Name) For a corporation Title: ☐ President OR ☒ Secretary or other office title

INSTRUCTIONS (Ref. Ss. 179.76(3) & (5), 180.1161(3) & (5), 181.1161(3) & (5) and 183.1207(3) & (5), Wis. Stats. for document content)

Submit one original and one exact copy to Department of Financial Institutions, P O Box 7846, Madison WI, 53707-7846, together with a filing fee of $150.00, payable to the department. Filing fee is non-refundable. (If sent by Express or Priority U.S. mail, address to 345 W. Washington Ave. 3rd Floor, Madison WI, 53703.) Sign the document manually or otherwise as allowed under sec. 179.14 (lg)(c), 180.0103 (16), 181.0103 (23) or 183.0l07 (1g) (c). NOTICE: This form may be used to accomplish a filing required or permitted by statute to be made with the department. Information requested may be used for secondary purposes. If you have any questions. please contact the Division of Corporate & Consumer Services at 608-261-7577. Hearing impaired may call 608-266-8818 for TDY. This document can be made available in alternate formats upon request to qualifying individuals with disabilities.

1. Enter the company name, type of business entity, and state of organization of business entity prior to conversion. Definitions of foreign entity types are set forth in ss. 179.01(4), 180.0103(9), 181.0103(13) and 183.0102(8), Wis. Stats.

If a foreign (out-of-state) business entity is converting to a Wisconsin business entity, attach a certificate of status or document of similar import authenticated by the Secretary of State or other appropriate official in the jurisdiction where the foreign business entity is organized, to include the name of the business entity and its date of incorporation or formation.

2. Enter the company name, type of business entity, and state of organization of business entity after conversion.

3. Attach the Plan of Conversion as Exhibit A. If the Plan of Conversion declares a specific effective time or delayed effective time and date, such date may not be prior to the date the document is delivered to the department for filing, nor more than 90 days after delivery. The drafter may use the template Plan of Conversion provided in this form or may prepare the Plan by other means. Use of the template is optional.

 DFI/CORP/1000I(R02/10/03)

CERTIFICATE OF CONVERSION

Virginia L. Coogle Citizens Communications 3 High Ridge Park Stamford, CT 06905	STATE OF WISCONSIN FILED JUN 26 2003

Your return address and phone number during the day: (203) 614-5135

INSTRUCTIONS (Cont’d)

4. This article states that the Plan of Conversion was approved in accordance with the applicable law of the jurisdiction that governs the organization of the business entity prior to conversion.

5. Provide the name of the business entity’s registered agent and the address of its registered office prior to conversion. If the business entity is a domestic limited partnership, also provide the address of its record office.

6. Provide the name of the business entity’s registered agent and the address of its registered office after conversion. If the business entity after conversion will be a domestic limited partnership, also provide the address of its record office. NOTE: The address of the registered office must describe its physical location, i.e., street name and number, city (in Wisconsin) and ZIP code. P O Box addresses may be included as part of the address (if located in the same community), but are not sufficient alone. Compare the information supplied in Article 6 to see that it agrees with the information set forth in the articles of incorporation or similar governing document attached as Exhibit B.

7.  Enter the date of execution and the name and title of the person signing the document. The person executing the document will do so in their capacity as an officer, member, etc., of the business entity prior to its conversion. For example, an officer of the Corporation would sign a Certificate of Conversion converting a corporation to a limited liability company.

The converting entity is alerted to record a conveyance of title ownership of all real estate located in Wisconsin, pursuant to sec. 179.76(4)(c). 180.1161(4)(c), 181.1161(4)(c) or 183.1207(4)(c), whichever is applicable.

 DFI/CORP/1000I(R02/10/03)

(TEMPLATE)

State of Wisconsin
DEPARTMENT OF FINANCIAL INSTITUTIONS
Division of Corporate & Consumer Services

EXHIBIT A

PLAN OF CONVERSION

1. Before conversion:

Company Name:
Frontier Communications of Wisconsin, Inc.

Indicate ☒ Entity Type	☐ Limited Partnership (Ch. 179, Wis. Stats.) ☒ Business Corporation (Ch. 180, Wis. Stats.) ☐ Nonstock Corporation (Ch. 181, Wis. Stats.) ☐ Limited Liability Company (Ch. 183, Wis. Stats.)	Organized under the laws of Wisconsin
(state or country *)

2. After conversion:

Company Name:
Frontier Communications of Wisconsin LLC

Indicate ☒ Entity Type	☐ Limited Partnership (Ch. 179, Wis. Stats.) ☐ Business Corporation (Ch. 180, Wis. Stats.) ☐ Nonstock Corporation (Ch. 181, Wis. Stats.) ☒ Limited Liability Company (Ch. 183, Wis. Stats.)	Organized under the laws of Wisconsin
(state or country *)

3. The terms and conditions of the conversion.

None

 DFI/CORP/1000(R02/10/03) Use of this template is optional.

4. The manner and basis of converting the shares or other ownership interests of the business entity that it to be converted into shares or other ownership interests of the new form of business entity.

All issued and outstanding shares will be canceled without consideration.

5. Other provisions relating to the conversion, as determined by the business entity.

None.

6. (OPTIONAL) Effective Date and Time of Conversion

The effective date and time of conversion shall be June 30, (date) at 11:59 PM (time).

(An effective date declared under this article may not be earlier than the date the document is delivered to the department for filing, nor more than 90 days after its delivery. If no effective date and time is declared, the effective date and time will be determined by sec. 179.1l(2), 180.0123, 181.0123 or 183.0111, whichever section governs the business entity prior to conversion.)

7. The articles of incorporation, articles of organization, certificate of limited partnership, or other similar governing document of the business entity after conversion is attached as Exhibit B.

(NOTE: Templates for certificate of limited partnership, articles of incorporation, and articles of organization are included in this form. Use of the templates is optional)

(Attach the appropriate governing document after convention as Exhibit B)

 DFI/CORP/1000(R02/10/03) Use of this template is optional.

(TEMPLATES, Cont’d)
Certificate of Limited Partnership, Articles of Incorporation, and Articles of Organization

For a Wisconsin Nonstock Corporation (Ch. 181)
EXHIBIT B

Article 1. Name of the corporation:
(Must contain “Inc.” or other appropriate words or abbreviations. See sec. 181.0401, Wis Stats)

Article 2. The corporation. is organized under Ch. 181 of the Wisconsin Statutes.

Article 3. The corporation	☐ will have members	☐ will not have members

Article 4. Name of the registered agent:	Article 5. Street address (in Wisconsin) of the registered office:

Article 6. Mailing address of the principal office:	(Optional) Article 7. The purpose or purposes for which the corporation is organized:

For a Wisconsin Limited Liability Company (Ch. 183)
EXHIBIT B

Article 1. Name of the limited liability company: Frontier Communications of Wisconsin LLC
(Must end with “LLC”’ or contain other appropriate words or abbreviations. See sec. 183.0103, Wis Stats)

Article 2. The limited liability company is organized under Ch. 183 of the Wisconsin Statutes.

Article 3. The management of the limited liability company shall be vested in:	☐ a manager or managers	☒ its members

Article 4. Name of the registered agent:	Article S. Street address (in Wisconsin) of the registered office:
CT Corporation system	44 East Mifflin Street
Madison, WI 53703

(NOTICE: Articles of Organization may contain only the above information.)

 DFI/CORP/1000(R02/10/03) Use of this template is optional.